Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Westar Energy, Inc. (the Company) on Form 10-Q for the quarter ended June 30, 2012 (the Report), which this certification accompanies, Mark A. Ruelle, in my capacity as Director, President and Chief Executive Officer of the Company, and Anthony D. Somma, in my capacity as Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2012	By:	/s/ Mark A. Ruelle
Mark A. Ruelle
Director, President and Chief Executive Officer

Date:	August 7, 2012	By:	/s/ Anthony D. Somma
Anthony D. Somma
Senior Vice President and Chief Financial Officer/Treasurer